EXHIBIT 6.13

MANAGEMENT CONSULTING AGREEMENT AMENDMENT

Further to the Management Consulting Agreement between 1196016 B.C. LTD. and Infuzed Brands Inc, dated January 31, 2019, the following changes will be made:

•         Effective March 1, 2020, the monthly management fee paid to 1196016 B.C. LTD. will increase from $4,000 to $7,000 (plus applicable taxes)

No other changes to the agreement will be made.

1196016 BC LTD

Per: Faizaan Lalani

_______________________________

Authorized Signatory

INFUZED BRANDS INC.

Per: Roop Mundi

_______________________________

Authorized Signatory